EXHIBIT 99.1

Screen Media Ventures, LLC
and Subsidiaries

Consolidated Financial Statements as of and
for the Year Ended December 31, 2016 and
Independent Auditors’ Report

Screen media ventures, llc and subsidiaries

TABLE OF CONTENTS

Page Number

INDEPENDENT AUDITORS’ REPORT	3–4

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND
FOR THE YEAR ENDED DECEMBER 31, 2016:

Balance Sheet	5–6

Statement of Operations and Members’ Deficiency	7

Statement of Cash Flows	8

Notes to Consolidated Financial Statements	9–18

INDEPENDENT AUDITOR’S REPORT

To the Members of

Screen Media Ventures LLC and Subsidiaries

New York, New York

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Screen Media Ventures LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2016, and the related consolidated statements of operations and members’ deficit and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated balance sheet.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of Screen Media Ventures LLC and Subsidiaries as of December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

/s/ Roth & Company LLP

Brooklyn, New York
December 24, 2017

Screen Media Ventures, LLC and Subsidiaries
Consolidated Balance Sheet
December 31, 2016

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,097
Accounts receivable, net	3,080,037
Inventory	395,140
Prepaid expenses	286,476
TOTAL CURRENT ASSETS		$3,763,750

FIXED ASSETS
Equipment and improvements, net		244,011

OTHER ASSETS
Accounts receivable, long-term	247,128
Film library, net	23,099,883
Website and other development costs, net	1,138,071
TOTAL OTHER ASSETS		24,485,082

TOTAL ASSETS		$28,492,843

See accompanying notes to the consolidated financial statement

Screen Media Ventures, LLC and Subsidiaries
Consolidated Balance Sheet
December 31, 2016

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$569,728
Accrued expenses	256,398
Customer deposits	220,109
Accrued participation costs - current	410,479
Film library acquisition obligations	678,100
Revolving credit facility, net	13,447,740
Accrued interest on revolving credit facility	82,716
Note payable - convertible debt	14,000,000
Accrued interest on convertible debt	11,182,861
TOTAL CURRENT LIABILITIES		$40,848,131

LONG-TERM LIABILITIES
Deferred rent	195,947
Accrued participation costs	1,641,916
TOTAL LONG-TERM LIABILITIES		1,837,863

MEMBERS' DEFICIT		(14,193,151)

TOTAL LIABILITIES AND MEMBERS' DEFICIT		$28,492,843

See accompanying notes to consolidated financial statement

Screen Media Ventures, LLC and Subsidiaries
Consolidated Statement of Operations and Members' Deficit
For The Year Ended December 31, 2016

REVENUES
Video revenue	$2,645,598
Film revenue	12,406,835
TOTAL REVENUES		$15,052,433

Less: returns and allowances		(1,514,783)

NET REVENUES		13,537,650

COST OF SALES
Amortization of film library	3,538,244
Video and film distribution costs	2,134,833
TOTAL COST OF SALES		5,673,077

GROSS PROFIT		7,864,573

OPERATING EXPENSES
Salaries, payroll taxes, and employee benefits	3,105,333
Bad debt expense	458,056
Other selling, general and administrative expenses	1,849,719
TOTAL OPERATING EXPENSES		5,413,108

INCOME FROM OPERATIONS
BEFORE DEPRECIATION AND AMORTIZATION		2,451,465

Depreciation and amortization		818,015

INCOME FROM OPERATIONS		1,633,450

OTHER EXPENSES
Interest expense	1,359,788
Loss on sale of accounts receivable	252,648
TOTAL OTHER EXPENSES		1,612,436

NET INCOME		21,014

MEMBERS' DEFICIT - BEGINNING		(16,000,757)

Debt conversion		1,798,776

Members' draws		(12,184)

MEMBERS' DEFICIT - ENDING		$(14,193,151)

See accompanying notes to the consolidated financial statement

Screen Media Ventures, LLC and Subsidiaries
Consolidated Statement of Cash Flows
For The Year Ended December 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net income		$21,014

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	$818,015
Amortization of deferred financing costs reported as interest expense	155,776
Amortization of film library	3,538,244
Bad debt expense	458,056
Loss on sale of accounts receivable	252,648

Changes in operating assets and liabilities
Accounts receivable	2,746,725
Inventory	1,829
Prepaid expenses	62,109
Film library acquisitions	(3,507,051)
Accounts payable and accrued expenses	371,630
Film library acquisition obligations	(2,026,600)
Interest payable	261,045
Deferred rent	(12,908)
Accrued participation costs	(298,272)
Total adjustments		2,821,246
NET CASH PROVIDED BY OPERATING ACTIVITIES		2,842,260

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(87,169)
Website development costs	(179,830)
NET CASH USED IN INVESTING ACTIVITIES		(266,999)

CASH FLOWS FROM FINANCING ACTIVITIES
Members' draws	(12,184)
Proceeds from revolving credit facility	13,385,661
Payments on revolving credit facility	(15,817,749)
Financing costs	(255,714)
NET CASH USED IN FINANCING ACTIVITIES		(2,699,986)

NET DECREASE IN CASH		(124,725)

CASH, BEGINNING		126,822

CASH, ENDING		$2,097

SUPPLEMENTAL CASH FLOW DISCLOSURE
Interest paid		$942,966

NON-CASH INVESTING AND FINANCING ACTIVITIES
Conversion of debt to members' capital		$1,798,776

See accompanying notes to the consolidated financial statement

Screen Media Ventures, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2016

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Screen Media Ventures, LLC (the "company") is a limited liability company formed in Delaware on May 28, 1999. The company acquires, markets, promotes and distributes feature length motion picture film rights to television broadcast stations, networks and other parties throughout the United States and in other countries around the world. The company also distributes films in DVD formats to the retail and rental markets, releases films theatrically throughout the United States and distributes films into various digital delivery systems and video on demand (“VOD”) platforms.

Basis of Accounting

The financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America and accordingly reflect all significant receivables, payables and other assets and liabilities.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Screen Media Ventures, LLC, and its wholly owned subsidiaries Screen Media Films, LLC, 757 Film Acquisition, LLC, Digital Media Enterprises, LLC, Popcornflix.com, LLC and Media Value Productions, LLC. All material intercompany balances and transactions have been eliminated in the consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Accounts Receivable

Accounts receivable are initially recorded at the amount the company expects to collect upon sale and are subsequently stated net of allowances for uncollectible accounts and video returns. The allowance for uncollectible accounts represents estimated losses resulting from the inability of customers to make the required payments. When determining the allowance, the company takes several factors into consideration including the overall composition of accounts receivable aging, historical collection experience, current trends, the type of customer and its day-to-day knowledge of specific customers.

Screen Media Ventures, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2016

Estimated losses resulting from uncollectible accounts are reported as bad debt expense in the consolidated statements of operations and members’ deficiency.

Inventory

Inventory consists of DVD films held for resale to wholesale and retail customers. Inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method for all inventories. Market value is based on net realizable value. When the net realizable value falls below its cost, a provision for write-downs is recorded.

Fixed Assets

The company capitalizes all expenditures for property, plant and equipment in excess of $1,000 at cost. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts and the remaining gain or loss is recognized in the consolidated statement of operations for the period. The cost of maintenance and repairs is charged to operations as incurred; significant renewals and betterments are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

Depreciation for leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Deferred Financing Costs

Deferred financing costs of $220,995 are included as a reduction to the revolving credit facility liability. The amounts are being amortized over the remaining term of the loan. Accumulated amortization as of December 31, 2016 was $5,065,054. Amortization expense of $155,776 was included as a component of interest expense.

Intangible Assets

The company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to (1) a significant decrease in the market value if an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it.

Screen Media Ventures, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2016

Should the sum of the expected future net cash flows be less than the carrying value of asset being valuated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.

Revenue Recognition

Film Revenue

The company generally licenses multi-film packages to its customers. Revenues from multi-film sales are allocated per title and recognized upon initial availability for exploitation by customers. Revenues from digital distribution and VOD platforms are recorded when revenue is reported by their respective platforms. The amounts of unrecognized revenues, prior to the initial availability of certain films was approximately $1.7 million as of December 31, 2016.

Video Revenue

Sales of DVD units are generally recorded upon their shipment to customers and provisions for future returns and other allowances are established based upon historical experience.

Operating Leases

The company has entered into operating lease agreements for its corporate office, some of which contain provisions for future rent increases or periods in which rent payments are reduced. In accordance with generally accepted accounting principles, the company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent, which is reflected as a separate line item in the accompanying balance sheet.

Upon signing the leases, the company received a tenant improvement allowance as a lease incentive. Tenant allowance represents landlord contributions to the construction costs of improving the related leased property.

Screen Media Ventures, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2016

Total construction costs are capitalized as leasehold improvements, and the landlord construction allowance is recorded as a component of deferred rent which is amortized as a reduction of rent expense over the term lease.

Advertising Costs

The company has an obligation to make reimbursements for the advertising costs for its theatrically released titles. The amount for 2016 was approximately $891,000. These costs are capitalized as part of the film library acquisition costs and are amortized as such. Advertising expenditures for DVD releases are expensed when incurred, which is typically upon the release of the title. The amount for 2016 was approximately $6,000.

Income Taxes

Pursuant to Section 701 of the Internal Revenue Code, the company is treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits passed through to the members. As such, no recognition of federal or state income taxes has been provided for in the accompanying financial statements. Provisions have been made for applicable local income taxes. An uncertain tax position taken by the member is not an uncertain position of the company.

A tax position must meet a minimum probability threshold before a financial statement benefit is recognized. The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

The company is subject to taxation in various jurisdictions. The company is subject to examination by U.S. federal, state and local authorities for the years 2013 through 2016.

Use of Estimates

The preparation of the company’s financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Screen Media Ventures, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2016

Significant estimates inherent in the preparation of the accompanying consolidated financial statements include management’s forecast of anticipated revenues from distributing the motion picture rights of its film library in order to evaluate its ultimate recoverability. Management periodically reviews such estimates, which determine the amortization of the film library and it is reasonably possible that management’s assessment of recoverability of individual films may change based on actual results and other factors.

Recent Accounting Pronouncement

In April 2015, the Financial Accounting Services Board (FASB) published Accounting Standards Update (ASU) No. 2015 03, which changes the presentation and disclosure of debt issuance costs in the financial statements by requiring these amounts to be presented as a direct deduction from the carrying amount of the related debt. Previous U.S. GAAP required debt issuance costs to be reported as an asset. The new guidance does not change the subsequent accounting for debt issuance costs and these amounts will continue to be amortized over the term of the related debt. However, amortization of debt issuance costs will now be required to be reported as a component of interest expense. The Company reclassified the debt issuance costs of $220,995 for the year ended 2016, as a contra-account to the revolving credit facility liability.

NOTE 2	ACCOUNTS RECEIVABLE

Accounts receivable are presented net of allowances for doubtful accounts and video returns of $438,104 at December 31, 2016.

NOTE 3	EQUIPMENT AND IMPROVEMENTS

Equipment and improvements, at cost, consist of the following at December 31, 2016:

Furniture and fixtures	$104,541
Computer equipment	592,462
Leasehold improvements	401,655

Total equipment and improvements	1,098,658
Accumulated depreciation	(854,647)

Net equipment and improvements	$244,011

Screen Media Ventures, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2016

NOTE 4	FILM LIBRARY

Film library represents the cost of acquiring film distribution rights and related acquisition and accrued participation costs. Film library is amortized using the individual-film-forecast-computation method. Film library is stated at the lower of unamortized cost or fair value. Amortization is based upon management’s best estimate of total future, or ultimate revenue. Amortization is adjusted when necessary to reflect increases or decreases in forecasted ultimate revenues. Ultimate revenues can include revenues for up to twenty years from the acquisition date for previously released films (ten years for a new release). The company generally acquires distribution rights covering periods of ten or more years.

Film library costs, consist of the following at December 31, 2016:

Acquisition costs	$117,944,590
Accumulated amortization	(94,844,707)
Total film library costs	$23,099,883

Amortization expense for the film library was $3,538,244 for the year ended December 31, 2016.

NOTE 5	WEBSITE DEVELOPMENT COSTS

Website development costs are stated at historical cost and amortization is computed using the straight-line method over the estimated life over five years from the date of implementation.

Website development costs, consist of the following at December 31, 2016:

Historical cost	$3,703,042
Accumulated amortization	(2,564,971)
Total website development costs	$1,138,071

Amortization expense for the website development costs was $717,961 for the year ended 2016.

Screen Media Ventures, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2016

NOTE 6	FILM LIBRARY ACQUISITION OBLIGATIONS

Film library acquisition obligations represent liabilities incurred in connection with the acquisition of film libraries. Pursuant to the film distribution rights agreements, the company’s right to distribute films may revert to the licensor in the event that the company is unable to satisfy its remaining financial obligations with respect to the acquisition of those distribution rights.

NOTE 7	REVOLVING CREDIT FACILITY AND NOTE PAYABLE

The company has an available $13,950,000 revolving credit facility, with $13,668,735 outstanding as of December 31, 2016. Interest is payable on the revolving credit facility on the last day of each quarter and at the expiration of the LIBOR notes. The rate is the greater of 5% (4.5% if certain objectives are met) or applicable margin of 3.25% over Alternative Base Rate Loans (Prime), and 4.25% over London Interbank Offered Rate (LIBOR). Interest expense on the revolving credit facility for the year ended December 31, 2016 was $886,838.

The company also entered into an investment agreement which provides for convertible notes of $15,000,000 ($1,000,000 of which was purchased by the company’s president) secured with a subordinated interest to the revolving credit facility agreement, which expires on December 31, 2017. The notes and all unpaid interest bear an interest rate of 1.17%.

At the option of the company, interest shall either be paid in cash, or accrue to the extent not paid. Accrued interest payable as of December 31, 2016 (before the equity conversion mentioned below) is $11,981,637. Upon maturity of the notes, the holders may require the company to purchase, whether converted or not, either the Special Class A Common Units or pay their equivalent value if unconverted. Interest expense on the notes for the year ended December 31, 2016 was $317,174.

In the event of a sale transaction, an initial public offering or the refinancing of the revolving credit facility, in which the company realizes proceeds in excess of the revolving credit facility, the excess proceeds would be used to pay the principal balance plus accrued interest on the convertible notes.

On December 31, 2016, the company’s president exercised his option to convert his portion of the convertible notes, along with the applicable accrued interest, into his member’s capital account.

Screen Media Ventures, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2016

This resulted in a reduction of the convertible notes to $14,000,000, and the balance of the accrued interest payable on these notes to $11,182,861 as of December 31, 2016.

All borrowings under the revolving credit facility and the convertible notes are collateralized by substantially all of the company’s assets.

On November 3, 2017 the company paid the sum of $4,905,355 in full satisfaction of all principal and interest owed for both the revolving credit facility and the note payable (see Note 13).

NOTE 8	PARTICIPATION COSTS

The company accrues for participation costs using the individual-film-forecast computation method, which accrues such costs in the same ratio that current period revenue bears to the remaining ultimate revenue as of the beginning of the year. These costs are capitalized and amortized as part of the film library.

NOTE 9	MEMBERS’ CAPITAL

The company’s membership interest consists of Class A Common Units.

In accordance with the company’s amended and restated operating agreement, the company is obligated to make annual distributions to the members at the rate of 45% of the company’s taxable income.

Holders of Class A Common Units are entitled to one vote for each unit held. They are not entitled to any distributions, except for tax reimbursement distributions, until the holders of the note payable and the revolving credit facility are repaid.

NOTE 10	RENTAL OPERATIONS

The company leases its office facilities under the terms of a non-cancelable operating lease agreement that expires on February 28, 2020. Minimum annual rental commitments under the lease are as follows:

Screen Media Ventures, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2016

Year Ending December 31,	Amount
2017	$399,047
2018	408,025
2019	417,206
2020	71,043
Total	$1,295,321

Rent expense amounted to $351,596 for the year ended December 31, 2016.

NOTE 11	CONCENTRATIONS OF CREDIT RISK

Cash

At times, the company maintains cash balances in excess of the Federal Deposit Insurance Corporation’s insured limits. The company has not experienced any losses in such accounts and does not believe it is exposed to any significant risk of loss on cash.

Revenue

The company provides programming to television stations located throughout the United States and other countries of the world. The company generated 14% of its revenue from foreign contracts for the year ended December 31, 2016. Contracts are entered into based upon an evaluation of a customer’s financial condition, and an advance payment is generally required.

In addition, the company’s DVD videos are sold to mass merchandisers throughout the United States. The sale, warehousing, distribution, billing and collection of certain video sales are facilitated through a third-party distributor.

This distributor accounted for approximately 9% of net revenue during the year ended December 31, 2016. Also, one of the company’s subscription VOD customers accounted for approximately 15% of net revenue during the year ended December 31, 2016.

Accounts receivable

The company performs ongoing credit evaluations of its customers but generally does not require collateral to support accounts receivable.

As of December 31, 2016, approximately 38% of the company’s total accounts receivable were due from foreign customers.

Screen Media Ventures, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2016

NOTE 12	COMMITMENTS AND CONTINGENCIES

The company is involved in certain disputes arising under the normal course of its business. In the opinion of management, the outcome of these matters will not have a material effect on the company’s financial position, cash flows or results of operations.

The company is contingently liable for a standby letter of credit in connection with its office lease agreement in the amount of $129,986 as of December 31, 2016.

NOTE 13	SUBSEQUENT EVENTS

The company has evaluated subsequent events through December 21, 2017, the date these financial statements were available to be issued. On November 3, 2017, the company entered into a business combination transaction by means of a merger, in which the Company became a wholly owned subsidiary in exchange for a payment of $5,522,855. The proceeds were used, in part, on the date of receipt by the company, to pay the sum of $4,905,355 in full satisfaction of all principal and interest owed by the company (see Note 7), and to pay certain transaction expenses and company liabilities as agreed by the company and the purchaser. There were no other material subsequent events that required recognition or additional disclosure in these financial statements.

NOTE 14	RECLASSIFICATION

Certain balances and amounts in the prior year financial statements have been reclassified to conform to the current period financial statement presentation. These reclassifications have no effect on previously reported net income.